VUANCE LTD.

INCORPORATED UNDER THE LAWS OF THE STATE OF ISRAEL

ORDINARY SHARES

CUSIP M9763P 10 8

SEE REVERSE FOR CERTAIN DEFINITIONS

[illegible]

THIS IS TO CERTIFY that

is the owner of

FULLY PAID AND NON-ASSESSABLE ORDINARY SHARES OF

VUANCE LTD. (hereinafter called the "Company") transferable on the books of the Company by the Registered Holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Memorandum of Association and Articles of Association and amendments thereto of the Company.

This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated:

EYAL TUCHMAN
CHIEF EXECUTIVE OFFICER

VUANCE LTD. ★ VUANCE LTD. ★

YARON SHALOM
CHIEF FINANCIAL OFFICER

ELI ROZEN
CHAIRMAN OF THE BOARD

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY
(New York, N.Y.)
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE